Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   EXHIBIT 10.12

                           EXODUS COMMUNICATION, INC.

                            MASTER SERVICES AGREEMENT

MASTER SERVICES AGREEMENT (the "Agreement") between Exodus Communications, Inc., ("Exodus") and ATHENA HEALTHCARE ("Customer") is made effective as of the date indicated below the Customer signature on the initial Order From submitted by Customer and accepted by Exodus.

1. OVERVIEW.

     1.1 General. This Agreement states the terms and conditions by which Exodus will deliver and Customer will receive any or all of the services provided by Exodus, including facilities, bandwidth, managed services and professional services. If Customer purchases any equipment from Exodus (as indicated in the Order Form(s) described below), the terms and conditions by which Customer purchasers and Exodus sells such equipment are stated in Addendum A attached hereto. Only this Section 1.1 and Addendum A shall apply to the purchase and sale of equipment. The specific services and/or products to be provided hereunder are identified in the Order Form(s) submitted by Customer and accepted by Exodus and described in detail in the Specification Sheet(s) and Statements of Work attached to each Order Form. Each Order Form (with the attached Specification Sheet(s) and Statement(s) of Work) submitted accepted and executed by both parties is hereby incorporated by reference into this Agreement. This Agreement is intended to serve any and all Services ordered by Customer and provided by Exodus. In the event that any terms set forth herein apply specifically to a service not ordered by Customer, such terms shall only apply to Customer

     1.2 Definitions

          (a) "Customer Areas" means that portion(s) of the Internet Data Censor(s) made available to Customer for the placement of Customer Equipment and/or Exodus Supplied Equipment and use of the Service(s).

          (b) "Customer Equipment" means the Customer's computer hardware, not including stored data, and other tangible equipment placed by Customer in the Customer Area. The Customer Equipment shall be identified on Exodus standard customer equipment list completed and delivered by Customer to Exodus, and amended in writing from time to time by Customer.

          (c) "Customer Registration Form" means the list that contained the names and contains information (e.g., pager, email and telephone numbers) of Customer and the individuals authorized by Customer to enter the Internet Data Center(s) and Customer Area, as delivered by Customer to Exodus and amended in writing from time to time by Customer.

          (d) "Customer Technology" means Customer's proprietary technology, including Customer's Internet operations design, content, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Customer or licensed to Customer from a third party) and also including any derivatives, improvements, enhancements or extensions of Customer Technology conceived, reduced to practice, or developed during the term of this Agreement by Customer.

          (e) "Exodus Supplied Equipment" means the computer hardware, software and other tangible equipment and intangible computer code contained therein to be provided by Exodus for use by Customer as set forth on the Order Form(s).

          (f) "Exodus Technology" means Exodus proprietary technology, including Exodus Services, software tools, hardware designs, algorithms, software (in source and object forms), user interface designs, architecture, class libraries, objects and documentation (both printed and electronic), network designs, know-how, trade secrets and any related intellectual property rights throughout the world (whether owned by Exodus or licensed to Exodus from a third party) and also including any derivatives, improvements, enhancements or extensions of Exodus Technology conceived, reduced to practice or developed during the term of this Agreement by either party that are not uniquely applicable to Customer or that have general applicability in the art.

          (g) "Initial Term" means the minimum term for which Exodus will provide the Service(s) to Customer, as indicated on the Order Form(s). Except as otherwise expressly provided in this Agreement, Exodus is obligated to provide and Customer is obligated to pay for each Service through its Initial Term and any Renewal Term.

          (h) "Internet Data Center(s)" mean any of the facilities used by Exodus to provide the Service(s).

          (i) "Professional Services" mean any non-standard professional or consulting service provided by Exodus to Customer as more fully described in a Statement of Work.

          (j) "Renewal Term" means any service term following the Initial Term, as specified in Section 2.2.

          (k) "Representatives" mean the individuals identified in writing on this Customer Registration Form and authorized by Customer to enter the Internet Data Center(s) and the Customer Area.

          (l) Rules and Regulations" mean the Exodus general rules and regulations governing Customer's use of Services, including, but not limited to, online conducts, and obligations of Customer and its Representatives in this Internet Data Center.

          (m) "Service(s)" mean the specific service(s) provided by Exodus as described on the Order Form(s).

          (n) "Service Commencement Date" means the date Exodus will begin providing the Service(s) to Customer, as indicated in a Notice of Service Commencement delivered by Exodus to Customer.

          (o) "Service Level Warranty" is described and defined in Section 5.2 below.

          (p) "Specification Sheet" means the detailed description(s) of the Professional Services is attached to an Order Form(s).

          (q) "Statement of Work" means the detailed description(s) of the Professional Services attached to an Order Form(s).

          (r) "Work" means any tangible deliverable provided by Exodus to Customer as described in the Statement of Work for any Professional Service.

2. DELIVERY OF SERVICES: TERM FEES.

     2.1 Delivery of Service

          (a) General. By submitting an Order Form, Customer agrees to take and pay for, and, by accepting the Order Form, Exodus agrees to provide the Service(s) during the Initial Term and for any Renewal Term, as specified in paragraph 2.2(b) below.

          (b) Delivery of Supplemental Services. The purpose of this provision is to enable Exodus to provide Customer with certain limited services and equipment needed by Customer on a "one-of" or emergency basis ("Supplemental Services") where such services are not included within the scope of the Services as described in the Specification Sheets and/or Statement of Work. Supplemental Service may include, as an example, a request from Customer to Exodus via telephone that Exodus immediately replace a problem Customer server with an Exodus server for a temporary period of time. Exodus shall notify Customer of the Fees for any Supplemental Services requested by Customer and obtain Customers' approval prior to providing such services. In the event Exodus reasonably determines that Supplemental Services are required on an emergency basis. Exodus may provide such services without the consent of Customer, thereafter provide notice of the services to Customer and bill Customer a reasonable fee for such services. Customer agrees to pay Exodus the fees charged by Exodus for Supplemental Services. Customer will be charged for Supplemental Services in the invoices issued the month following delivery of the services. Exodus will use commercially reasonable efforts to provide

          Confidential Material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

     Supplemental Services, provided that Exodus has no obligation to determine the need for or provide Supplemental Services. All Supplemental Services provided pursuant to this paragraph 2.1(b) are provided on an "as is" basis and exclude warranties of any kind, whether express or implied.

     2.2 Term.

          (a) Term Commencement. The term for cash Service will commence on the Service Commencement Date indicated in the Notice of Service Commencement delivered by Exodus to Customer when Exodus begins providing such Service to Customer.

          (b) Renewal Term(s). Each Service will continue automatically for additional terms equal to the Initial Term ("Renewal Term") unless Customer notifies Exodus in writing at least thirty (30) days prior to the end of the Initial Term or a Renewal Term, as applicable, that it has elected to terminate such Service, in which case such Service shall terminate at the end of such term. The termination of any Service will not affect Customer's obligations to pay for other Service(s). Notwithstanding the foregoing, Exodus may change or increase the prices it charges Customer for any Service at any time after the Initial Term effective thirty (30) days after providing notice to Customer. This paragraph 2.2(b) does not apply to Exodus Supplied Equipment which is only provided for the Initial Term.

3. FEES AND PAYMENT TERMS.

     3.1 Fees and Expenses. Customer will pay all fees due according to the prices and terms listed in the Order Form(s). The prices listed in the Order Form(s) will remain in effect during the Initial Term indicated in the Order Form(s) and will continue thereafter, unless modified in accordance with Section
2.2. Customer also agrees to reimburse Exodus for actual out-of-pocket reasonable expenses incurred in providing Professional Services to Customer.

     3.2 Payment Terms. On the Service Commencement Date for each Service, Customer will be billed an amount equal in all non-incurring charges indicated in the Order Form and the monthly recurring charges for the first month of the term. Monthly recurring charges for all other months will be billed in advance of the provision of Services. All other charges for Services received and expenses incurred for Professional Services during a month (e.g., bandwidth usage fees, travel expenses) will be billed at the end of the month in which the Services were provided. Payment for all fees is due upon receipt of each Exodus invoice. All payments will be made in the United States in U.S. dollars.

     3.3 Late Payments. Any payment not received within thirty (30) days of the invoice date will accrue interest at a rate of * percent (*%) per month, or the highest rate allowed by applicable law, whichever is lower. If Customer is delinquent in its payments, Exodus may, upon written notice to Customer, modify the payment terms to require full payment before the provision of all Services and Exodus Supplied Equipment or require other assurances to secure Customer's payment obligations hereunder.

     3.4 Taxes. All fees charged by Exodus for Services are exclusive of all taxes and similar fees now in force or enacted in the future imposed on the transaction and/or the delivery of Services, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

4. CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY OWNERSHIP; LICENSE GRANTS.

     4.1 Confidential Information.

          (a) Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, and other information held in confidence by the other party ("Confidential Information"). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be limited to, Exodus Technology, Customer Technology, and the terms and conditions of this Agreement. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information, at least as stringent as it takes to protect its own Confidential Information.

          (b) Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party, (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party, (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party or (iv) is independently developed by the receiving party. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.

     4.2 Intellectual Property.

          (a) Ownership. Except for the rights expressly granted herein and the assignment expressly made in paragraph 4.4(a), this Agreement does not transfer from Exodus to Customer any Exodus Technology, and all right, title and interest in and to Exodus Technology will remain solely with Exodus. Except for the rights expressly granted herein, this Agreement does not transfer from customer to Exodus any Customer Technology, and all right, title and interest in and to Customer Technology will remain solely with Customer. Exodus and Customer each agree that it will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to derive sources code or other trade secrets from the other party.

          (b) General Skills and Knowledge. Notwithstanding anything to the contrary in this Agreement, Exodus will not be prohibited or enjoined at any time by Customer from utilizing any skills or knowledge of a general nature acquired during the course of providing the Services, including, without limitation, information publicly known or available or that could reasonably be acquired in similar work performed for another customer of Exodus.

     4.3 License Grants.

          (a) By Exodus. Exodus hereby grants to Client a nonexclusive, royally-free license, during the term of this Agreement; to use the Exodus Technology solely for purposes of using the Service(s). Customer shall have no right to use the Exodus Technology for any purpose other than using the Service(s).

          (b) By Customer. Customer agrees that if, in the course of performing the Service(s), it is necessary for Exodus to access Customer Equipment and use Customer Technology, Exodus is hereby granted and shall have a nonexclusive, royalty-free license, during the term of this Agreement, to use the Customer Technology solely for the purposes of delivering the Service(s) to Customer. Exodus shall have no right to use the Customer Technology for any purpose other than providing the Service(s).

     4.4 Professional Services; Assignments and License.

          (a) Assignment of Work. Effective at the time Exodus receives full and final payment for the Professional Service, Exodus assigns to Customer all right, title and interest, including all intellectual property rights, in the Work, provided, however, that such assignment does not include the Exodus Technology.

          (b) License Grant. Commencing at the time Exodus receives full and final payment for the Work. Exodus grants to Customer a non-exclusive, non-transferable, royalty free, perpetual license to use the Exodus Technology incorporated into the Work solely in connection with the use of the Work as a whole. To the extent that Customer or its employees or contractors participate in the creation or development of Exodus Technology. Customer on behalf of itself and its employees and contractors, hereby assigns to Exodus all right, title and Interest, including all intellectual property rights in the Exodus Technology.

5. EXODUS REPRESENTATIONS AND WARRANTIES.

     5.1 General.

          (a) Authority and Performance of Exodus. Exodus represents and warrants that (i) it has the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) the performance of its obligations and delivery of the Services to Customer will not violate any applicable U.S. laws or regulations, including OSHA requirements, or cause a breach of any agreements with any third parties. In the event of a breach of the warranties set forth in this paragraph 5.1(a), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

          (b) Year 2000 Performance Compliance. Exodus warrants that none of the computer hardware and software systems and equipment incorporated into or utilized in the delivery of the Services contains any date dependent routines or logic which will fail to operate correctly after December 31, 1999 by reason of such date dependence; provided, however, that no representation or warranty is made as to the adequacy of any Customer or third party service provided hardware or software used in connection with the Services. In the event of any breach of the warranties under this paragraph 5.1(b), Customer's sole remedy is termination pursuant to Section 10 of the Agreement.

     5.2 Service Level Warranty. In the event that customer experiences any of the service performance issues defined in this Section 5.2 as a result of Exodus' failure to provide bandwidth or facility services. Exodus will, upon Customer's request in accordance with paragraph 5.2(d) below, credit Customer's account as described below (the "Service Level Warranty"). The Service Level Warranty shall not apply to any services other than bandwidth and facility services, and, shall not apply to performance issues (i) caused by factors outside of Exodus' reasonable control; (ii) that resulted from any actions or inactions of Customer or any third parties; or (iii) that resulted from Customer's equipment and/or third party equipment (one within the sole control of Exodus).

          (a) Service Warranty Definitions. For purposes of this Agreement, the following definitions shall apply only to the Services (not including Professional Services).

               (i) "Downtime" shall mean sustained packet less in excess of fifty percent (50%) within Exodus' U.S. network for fifteen
                    (15) consecutive minutes due to the failure of Exodus to provide Service(s) for such period. Downtime shall not include any packet loss or network unavailability during Exodus's scheduled maintenance of the Internet Data Centers, network and Service(s), as described in the Rules and Regulations.

               (ii) "Excess Latency" shall mean transmission latency in excess of one hundred twenty (120) Milliseconds round trip time between any two points within Exodus's U.S. network.

               (iii) "Excess Packet Loss" shall mean packet loss in excess of one percent (1%) between any two points within Exodus' U.S. network.

               (iv) "Performance Problem" shall mean Excess Packet Loss and/or
                    Excess Latency.

               (v) "Service Credit" shall mean an amount equal to the pro-rata monthly recurring connectivity charges (i.e., all monthly recurring bandwidth-related charges) for one (1) day of Service.

          (b) Downtime Periods. In the event Customer experiences Downtime, Customer shall be eligible to receive from Exodus a Service Credit for each Downtime period. Examples: If Customer experiences one Downtime period, it shall be eligible to receive one Service Credit. If Customer experiences two Downtime periods, either from a single event or multiple events, it shall be eligible to receive two Service Credits.

          (c) Performance Problem; Packet Loss and Latency. In the event that Exodus discovers or is notified by Customer that Customer is experiencing a Performance Problem, Exodus will take all notions necessary to determine the source of the Performance Problem.

               (i) Time to Discover Source of Performance Problems Notification of Customer. Within two (2) hours of discovering or receiving notice of the Performance Problem, Exodus will determine whether the source of the Performance Problem is limited to the Customer Equipment and the Exodus equipment concerning the Customer Equipment in the Exodus LAN. If Exodus determines that the Customer Equipment and Exodus connection are not the source of the Performance Problem, Exodus will determine the source of the Performance Problem within an additional two (2) hour period. In any event, Exodus will notify Customer of the source of the

                    Performance Problem within sixty (60) minutes of identifying the source.

               (ii) Remedy of Packet Loss and Latency. If the source of the
                    Performance Problem is within the sole control of Exodus, Exodus will remedy the Performance Problem within two (2) hours of determining the source of the Performance Problem. If the source of and remedy to the Performance Problem reside outside of the Exodus LAN or WAN, Exodus will use commercially reasonably efforts to notify the party(ies) responsible for the source of the Performance Problem and cooperate with it (them) to resolve such problem as soon as possible.

               (iii) Failure to Determine Sources and/or Remedy. In the event that Exodus (A) is unable to determine the source of the Performance Problem within the time periods described in subsection (i) and/or (B) Exodus is the sole source of the Performance Problem and is unable to remedy such Performance Problem within the time period described in subsection (ii) above, Exodus will deliver a Service Credit to Customer for such two (2) hour period in excess of the time periods for identification and resolution described above.

          (d) Customer Must Request Service Credit. In order to receive any of the Service Credits described in this Section 5.2, Customer must notify Exodus within seven (7) days from the time Customer becomes eligible to receive a Service Credit. Failure to comply with the requirement will forfeit Customer's right to receive a Service Credit.

          (e) Remedies Shall Not Be Cumulative; Maximum Service Credit. The aggregate maximum number of Service Credits to be issued by Exodus to Customer for any and all Downtime periods and Performance Problems that occur in a single calendar month shall not exceed seven (7) Service Credits. A Service Credit shall be issued in the Exodus invoice in the month following the Downtime or Performance Problem, unless the Service Credit is due in Customer's final month of Service, in such case, a refund for the dollar value of the Service Credit will be mailed to Customer. Customer shall also be eligible to receive a pro-rata refund for (i) Downtime periods and Performance Problems for which Customer does not receive a Service Credit and (ii) any Services Exodus does not deliver to Customer for which Customer has paid.

          (f) Termination Option for Chronic Problems Customer may terminate this Agreement for cause and without penalty by notifying Exodus within five (5) days following the end of a calendar month in the event either of the following occurs: (i) Customer experiences more than fifteen (15) Downtime


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

     periods resulting from three (3) or more nonconsecutive Downtime events during the calendar month; or (ii) Customer experiences more than eight (8) consecutive hours of Downtime due to any single event. Such termination will be effective thirty (30) days after receipt of such notice by Exodus.

          (g) THE SERVICE LEVEL. WARRANTY SET FORTH IN THIS SECTION 5.2 SHALL ONLY APPLY TO THE BANDWIDTH AND FACILITY SERVICE(S) PROVIDED BY EXODUS AND DOES NOT APPLY TO (I) ANY PROFESSIONAL SERVICES; (II) ANY SUPPLEMENTAL SERVICES; AND (III) ANY SERVICE(S) THAT EXPRESSLY EXCLUDE THIS SERVICE LEVEL WARRANTY (AS STATED IN THE SPECIFICATION SHEETS FOR SUCH SERVICES). THIS SECTION 5.2 STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE OF EXODUS TO PROVIDE SERVICE(S).

     5.3 Service Performance Warranty. Exodus warrants that it will perform the Services in a manner consistent with industry standards reasonably applicable to the performance thereof.

     5.4 Selection of Exodus Supplied Equipment; Manufacturer Warranty. Customer acknowledges that it has selected the Exodus Supplied Equipment and disclaims any statements made by Exodus. Except with respect, to any express warranties for Service(s) related to Exodus Supplied Equipment Customer acknowledges and agrees that its use and possession of the Exodus Supplied Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warrant, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical, service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Exodus has the right, assigned to Customer solely for the initial Term.

     5.5 No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS
SECTION 5, THE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE SERVICES IS AT ITS OWN RISK. EXODUS DOES NOT MAKE AND EXPRESSLY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING USAGE, OR TRADEPLACE, USE DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMMERCIALLY SECURE.

     5.6 Disclaimer of Actions Caused by and/or Under the Control of Third Parties. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM EXODUS'S NETWORK AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS OF SUCH THIRD

PARTIES CAN IMPAIR OR DISRUPT CUSTOMER'S CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF). ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ALL ACTIONS IT DEEMS APPROPRIATELY TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT SUCH EVENTS WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. CUSTOMER.

     6.1 Warranties of Customer.

          (a) General. Customer represents and warrants that (i) it has the legal right and authority, and will continue to own or maintain the legal right and authority, during the term of this Agreement, in place and use any Customer Equipment as contemplated under this Agreement; (ii) the performance of its obligations and use of the Services (by Customer, its customers and users) will not violate any applicable laws, regulations or the Rules and Regulations or cause a breach of any agreements with any third parties or unreasonably interfere with other Exodus customers' use of Exodus services, and (iii) all equipment, materials and other tangible items placed by Customer at Internet Data Centers will be used in compliance with all applicable manufacturer specifications.

          (b) Breach of Warranties. In the event of any breach of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Exodus will have the right, in its sole reasonable discretion, to suspend immediately any related Services if deemed reasonably necessary by Exodus to prevent any harm to Exodus and its business. Exodus will provide notice and opportunity to cure if practicable depending on the nature of the breach. Once cured, Exodus will promptly restore the Service(s).

     6.2 Compliance with Law and Rules and Regulations. Customer agrees that it will use the Service(s) only for lawful purposes and in accordance with this Agreement. Customer will comply at all times with the applicable laws and regulations and the Rules and Regulations as updated by Exodus from time to time. The Rules and Regulations are incorporated herein and made a part hereof by this reference. Exodus may change the Rules and Regulations upon fifteen (15) days' notice to Customer, which notice may be provided by posting such new
Rules and Regulations as the Exodus Web site www.exodus.net. Customer agrees that it has received, read and understands the current version of the Rules and Regulations. The Rules and Regulations contain restrictions on Customer's and Customer's users' online conduct (including prohibitions against unsolicited commercial email) and contain financial penalties for violations of such restrictions. Customer agrees to comply with such restrictions and, in the event of a failure to comply, customer agrees to pay the financial penalties in accordance with the Rules and Regulations. Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through Customer's site(s) and that it is the sole responsibility of Customer to ensure that the information is and its users


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

transmit and receive complies with all applicable laws and regulations and the Rules and Regulations.

     6.3 Access and Security. Except with the advanced written consent of Exodus, Customer's access to the Internet Data Centers will be limited solely to the Representatives. Representatives may only access the Customer Area and are prohibited from accessing other areas of the Internet Data Center(s) unless accompanied by an authorized Exodus representative.

     6.4 Restrictions on Use of Services. Customer shall not, without the prior written consent of Exodus (which may be withheld in its sole discretion), resell the Services to any third parties or connect Customer Equipment directly to anything other than the Exodus network, equipment and facilities.

     6.5 Relocation of Customer Equipment. In the event that it becomes necessary to relocate the Customer Equipment to another customer Area or Internet Data Center operated by Exodus, Customer will cooperate in good faith with Exodus to facilitate such relocation provided that such relocation is based on reasonable business needs of Exodus (including the needs of other Exodus customers), the expansion of the space requirements of Customer or otherwise. Exodus shall be solely responsible for any costs and expenses incurred by Exodus in connection with any such relocation and will use commercially reasonable efforts in cooperation with Customer to minimize and avoid any interruption to the Services.

     6.6 Exodus Supplied Equipment.

          (a) Delivery and Terms. On or prior to the Service Commencement Date, Exodus shall deliver to Customer, at the designated Customer Area, the Exodus Supplied Equipment. Customer shall have the right to use the Exodus Supplied Equipment for the Initial Term set forth in the Order Form and any additional period agreed to in writing by Exodus. Customer shall not remove any Exodus Supplied Equipment from the Customer Area(s) without the prior written consent of Exodus.

          (b) Title. The Exodus Supplied Equipment shall always remain the personal property of Exodus. Customer shall have no right or interest in or to the Exodus Supplied Equipment except as provided in this Agreement and the applicable Order Form and shall hold the Exodus Supplied Equipment subject and subordinate to the rights of Exodus. Customer agrees to execute UCC financing statements by and when requested by Exodus and hereby appoints Exodus as its attorney-in-fact to execute such financing statements on behalf of Customer. Customer will, at its own expense, keep the Exodus Supplied Equipment free and clear from any liens or encumbrances of any kind (except any caused by Exodus) and will indemnify and hold Exodus harmless from and against any loss or expense caused by Customer's failure to do so. Customer shall give Exodus immediate written notice of any attachment or judicial process affecting the Exodus Supplied Equipment or Exodus's ownership. Customer will not remove, alter or destroy any labels on the Exodus Supplied Equipment stating that it is the property of Exodus and shall allow the inspection of the Exodus Supplied Equipment at any time.

          (c) Use, Maintenance and Repair. Customer will, at its own expense, keep the Exodus Supplied Equipment in good repair, appearance and condition, other than normal wear and tear, and, if not instructed in the Services, shall obtain, pay for and keep in effect through the Initial Term a hardware and software maintenance agreement with the manufacturer or other party acceptable to Exodus. All parts furnished in connection with such repair and maintenance shall be manufacturer authorized parts and shall immediately become components of the Exodus Supplied Equipment and all property of Exodus. Customer shall use the Exodus Supplied Equipment in compliance with the manufacturer's or supplier's suggested guidelines.

          (d) Upgrades and Additions. Customer may affix or install any necessary, addition, upgrade, equipment or device on in the Exodus Supplied Equipment (other than electronic data) ("Additions") provided that such Additions (i) can be removed without cause material damage to the Exodus Supplied Equipment; (ii) do not reduce the value of the Exodus Supplied Equipment and (iii) are obtained from or approved in writing by Exodus and are not subject to the interest of any third party other than Exodus. Any other Additions may not be installed without Exodus' prior written consent. At the end of the Initial Term, Customer shall remove any Additions which
     (i) were not provided by Exodus and (ii) are readily removable without causing material damage or impairment of the intended function, use, or value of the Exodus Supplied Equipment, and restore the Exodus Supplied Equipment to its original configuration. Any Additions, which are not so removable, will become the property of Exodus (lien free).

7. INSURANCE.

     7.1 Exodus Minimum Levels. Exodus agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers' compensation insurance in an amount not less than that required by applicable law. Exodus agrees that it will ensure and be solely responsible for ensuring that its contractors and subcontractors maintain insurance coverage at levels no less than those required by applicable law and customary in Exodus's and its agents' industries.

     7.2 Customer Minimum Levels. In order to provide customers with physical access to facilities operated by Exodus and equipment owned by third parties, Exodus is required by its insurers to ensure that each Exodus customer maintains adequate insurance coverage. Customer agrees to keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $2 million per occurrence for bodily injury and property damage and (ii) workers compensation insurance in an amount not less than that required by applicable law.

Customer agrees that it will ensure and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain insurance coverage at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

     7.3 Certificates of Insurance; Naming Exodus as an Additional Insured. Prior to installation of any Customer Equipment in the Customer Area, Customer will (i) deliver in Exodus certificates of insurance which evidence the minimum levels of insurance set forth above; and (ii) cause its insurance provider(s) to name Exodus as an additional insurer and notify Exodus in writing of the effective date thereof.

8. LIMITATIONS OF LIABILITY.

     8.1 Personal Injury. EACH REPRESENTATIVE AND ANY OTHER PERSON VISITING AN INTERNET DATA CENTER DOES SO AT ITS OWN RISK. EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL MISCONDUCT OF EXODUS.

     8.2 Damage to Customer Equipment. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN THE NEGLIGENCE OR WILLFUL MISCONDUCT OF EXODUS. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT REPLACEMENT VALUE OF THE CUSTOMER EQUIPMENT EXCLUDING LOST DATA, SOFTWARE AND FIRMWARE.

     8.3 CONSEQUENTIAL DAMAGES WAIVER. EXCEPT FOR A BREACH OF SECTION 4.1 ("CONFIDENTIAL INFORMATION") OF THIS AGREEMENT, IN NO EVENT WILL OTHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER FOR ANY TYPE OF INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, [illegible] OR SERVICES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OF EQUIPMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), DIRECT LIABILITY OR OTHERWISE.

     8.4 Basis of the Bargain; Failure of Essential Purpose. The parties acknowledge that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimer of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified to this Agreement will survive and apply even if found to have failed of their essential purpose.

9. INDEMNIFICATION.

     9.1 Indemnification. Each party will indemnify, defend and hold the other harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought by any third party against the other or its affiliates alleging (i) the infringement or misappropriation of any intellectual property right relating to the delivery or use of the Service(s) (but excluding any infringement contributory caused by the other party); (ii) personal injury caused by the negligence or willful misconduct of the other party; and (iii) any violation of or failure to comply with the Rules and Regulations. Customer will indemnify, defend and hold Exodus, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of any Action brought against Exodus, its affiliates or customers alleging any damage or destruction to the Customer Area, the Internet Data Centers, Exodus equipment or other customer equipment caused by Customer, its Representative(s) or designees.

     9.2 Notices. Each party's indemnification obligations hereunder shall be subject to (i) receiving prompt written notice of the existence of any Action;
(ii) being able to, at the option, control the defense of such Action; (iii) permitting the indemnified party to participate in the defense of any Action; and (iv) receiving full cooperation of the indemnified party in the defense thereof.

10. TERMINATION.

     10.1 Termination For Cause. Either party may terminate this Agreement if:
(i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus, (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such position or proceeding is not dismissed within sixty (60) days of filing. Customer may also terminate this Agreement in accordance with the terms set forth in paragraph 5.3(1) ("Termination Option For Chronic Problems") of this Agreement.

     10.2 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of any Service or this Agreement in accordance with its terms.

     10.3 Effect of Termination. Upon the effective date of termination of this
Agreement:

          (a) Exodus will immediately cease providing the Service(s);

          (b) any and all payment obligations of Customer under this Agreement for Service(s) provides through the date of termination will immediately become due;

          (c) within thirty (30) days of such termination, each party will return all Confidential Information of the other party in its possession and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirements; and

          (d) within five (5) days of such termination Customer shall (i) remove from the Internet Data Centers all Customer Equipment (excluding any Exodus Supplied Equipment) and any other Customer property; (ii) deliver or make available all Exodus Supplied Equipment to an authorized representative of Exodus, and (iii) return the Customer Area to Exodus in the same condition as it was on the Service Commencement Date for the Customer Area, normal wear and tear excepted. If Customer does not remove the Customer Equipment and its other property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage and/or (ii) liquidate the property in any reasonable manner.

     10.4 Customer Equipment as Security. In the event that Customer fails to pay Exodus all undisputed amounts owed Exodus under this Agreement when due, Customer agrees that, upon delivery of written notice to Customer, Exodus may
(i) restrict Customer's physical access to the Customer Area and Equipment; and/or (ii) take possession of any Customer Equipment and store it at Customer's expense until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution for damages.

     10.5 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 3, 4.1, 4.2, 4.4, 5.5, 6.0(d), 8, 9, 10 and 11 (excluding 11.2).

11. MISCELLANEOUS PROVISIONS.

     11.1 Force Majeure. Except for the obligations to make payments, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquakes, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the internet (not resulting from the actions or inactions of Exodus), provided that the delayed party; (a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. If Exodus is unable to provide Service(s0 for a period of thirty (30) consecutive days as a result of a continuing force majeure event Customer may cancel the Service(s).

     11.2 No Lease; Agreement Subordinate to Master Lease. This Agreement is a service agreement and is not intended to and will not constitute a lease of any real property. Customer acknowledges and agrees that (i) it has been granted only a license to occupy the Customer Area and use the Internet Data Centers and any equipment provided by Exodus in accordance with this Agreement; (ii) Customer has not been granted any real property interest in the Customer Space or Internet Data Centers; (iii) Customer has no right as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances; and
(iv) this Agreement, to the extent it involves the use of space leased by Exodus, shall be subordinate to any lease between Exodus and the landlord(s).

     11.3 Marketing. Customer agrees that during the term of this Agreement Exodus may publicly refer to Customer, orally and in writing, as a Customer of Exodus. Any other references to Customer by Exodus requires the written consent of Customer.

     11.4 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operator does business.

     11.5 Non-Solicitation. During the Term of this Agreement and continuing through the first anniversary of the termination of this Agreement, Customer agrees that it will not and will ensure that is affiliated do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus or contracted by Exodus to provide Services to Customer.

     11.6 No Third Party Beneficiaries. Exodus and Customer agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party or the customers of Customer.

     11.7 Governing Law; Dispute Resolution. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules (and if customer is a non-U.S. entity, the International Arbitration Rules) of the American Arbitration Association ("AAA"). There will be three (3) arbitrators (the "Arbitration Tribunal"), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in San Francisco, California, USA. Notwithstanding the foregoing, claims for preliminary injunctive relief, other pre-judgment remedies, and claims for Customer's failure to pay for Services in accordance with this Agreement may be brought in a state or federal court in the United States with jurisdiction over the subject matter and parties.

     11.8 Severability; Waiver. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

     11.9 Assignment. Customer may assign this Agreement in whole or part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Customer may not otherwise assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Exodus, and any attempted assignment or delegation without such consent will be void. Exodus may assign this Agreement in whole or in part. Exodus also may delegate the performance of certain Services to third parties, including Exodus' wholly owned subsidiaries, provided Exodus controls the delivery of such Services to Customer and remains responsible to Customer for the delivery of such Services. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

     11.10 Notice. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the Order Form or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered, mailed, emailed, faxed or sent, whichever is earlier.

     11.11 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

     11.12 Entire Agreement; Counterparts; Originals. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. Any additional or different terms in any purchase order or other response by Customer shall be deemed objected to by Exodus without need of further notice of objection and shall be of no effect or in any way binding upon Exodus. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by authorized representatives of Exodus and Customer in accordance with this Section 11.12. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.

     11.13 Interpretation of Conflicting Terms. In the event of a conflict between or among the terms in this Agreement, the Order Form(s), the Specification Sheet(s), the Statement(s) of Work, and any other document made a part hereof, the documents shall control in the following order: the Order Form with the latest date, the Statement of Work, Specification Sheets, the Agreement and other documents.

     Authorized representatives of Customer and Exodus have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.

CUSTOMER                                EXODUS COMMUNICATIONS, INC.


Signature: /s/ Bob Gatewood             Signature: /s/ Gil Gallardo
           --------------------------              -----------------------------
Print Name: Bob Gatewood                Print Name: Gil Gallardo
            -------------------------               ----------------------------
Title: CTO                              Title: Corp Counsel
       ------------------------------          ---------------------------------
Date: 9/10/99                           Date: 9/29/99
      -------------------------------         ----------------------------------

This Agreement incorporates the following documents:

     -    Order Form(s)

               Specification Sheet(s)

               Statement(s) of Work (if applicable)

     -    Registration Form

     -    Addendum A - Equipment Purchase Terms and Conditions (if applicable)

                                   ADDENDUM A

                     EQUIPMENT PURCHASE TERMS AND CONDITIONS

     1. SHIPPING AND HANDLING. All equipment purchased by Customer (the "Equipment") is provided FOB Santa Clara, California. Shipment will be made as specified by Customer and Customer is solely responsible for all expenses in connection with the delivery of the Equipment. The Equipment will be deemed accepted by Customer upon receipt.

     2. PURCHASE PRICE AND TAXES. Customer shall pay to Exodus the purchase price set forth in the applicable Order Form ("Purchase Price") for each item of Equipment. Customer hereby grants and Exodus reserves a purchase money security interest in the Equipment and the proceeds thereof as a security for its obligations hereunder until payment of the full Purchase Price to Exodus. The Purchase Price is due and payable prior to delivery of the Equipment. Customer shall pay all taxes and other governmental charges assessed in connection with the rental, use or possession of the Equipment including, without limitation, any and all sales and/or use taxes and personal property taxes (other than taxes on Exodus' net income).

     3. TITLE. Customer shall acquire title to the Equipment upon full payment of the purchase price(s) set forth herein. Notwithstanding the foregoing, Exodus and any licensor of rights to Exodus shall retain title to and rights in the intellectual property (whether or not subject to patent or copyright) and content contained in the materials supplied under the terms of this Agreement.

     4. SELECTION OF EQUIPMENT; MANUFACTURER WARRANTY. Customer acknowledges that it has selected the Equipment and disclaims any statements made by Exodus. Customer acknowledges and agrees that use and possession of the Equipment by Customer shall be subject to and controlled by the terms of any manufacturer's or, if appropriate, supplier's warranty, and Customer agrees to look solely to the manufacturer or, if appropriate, supplier with respect to all mechanical service and other claims, and the right to enforce all warranties made by said manufacturer are hereby, to the extent Exodus has the right assigned to Customer. THE FOREGOING WARRANTY IS THE EXCLUSIVE WARRANTY AND IS IN LIEU OF ANY ORAL REPRESENTATION AND ALL OTHER WARRANTIES AND DAMAGES, WHETHER EXPRESSED, IMPLIED OR STATUTORY. EXODUS HAS NOT MADE NOR DOES MAKE ANY OTHER WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND AS TO EXODUS AND ITS ASSIGNEES, CUSTOMER PURCHASES THE EQUIPMENT "AS IS".

     5. LIMITATION OF LIABILITY. Exodus's entire liability for any damages which may arise hereunder, for any cause whatsoever, and regardless of the form of action, whether is contract or in tort, including Exodus' negligence or otherwise, shall be limited to the Purchase Price paid by Customer for the Equipment. IN NO EVENT WILL EXODUS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF BUSINESS OR PROSPECTIVE BUSINESS OPPORTUNITIES, PROFITS, SAVINGS INFORMATION, USE OR OTHER COMMERCIAL OR ECONOMIC LOSS EVEN IF EXODUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     6. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. The parties will endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, the parties to this Agreement hereby consent to jurisdiction and venue in the courts of the State of California and in the U.S. District Courts in the City of San Francisco, California.

     7. MISCELLANEOUS. THE ABOVE TERMS AND CONDITIONS ARE THE ONLY TERMS AND CONDITIONS UPON WHICH EXODUS IS WILLING TO SELL THE EQUIPMENT AND SUPERSEDES ALL PREVIOUS AGREEMENTS, PROMISES OR REPRESENTATIONS, ORAL OR WRITTEN.

          Confidential Material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ORDER FORM

CUSTOMER                BILL TO

Chip Ach                                Chip Ach
Athena Health Inc                       Athena Health Inc
00                                      311 Arsenal Street
   MSA ID:  ________________________
                                        WATERTOWN MA 02472
Addendum:   ________________________    USA

QUOTE DATE: April 30, 2007                   IDC          : Boston

FORM #    : 1-1YG4MA   REVISION: 1           SALES PERSON : _________________

VALID FROM: 4/9/2007   THROUGH : 4/30/2007   ORDER STATUS : Final

PARTNER

     Purchase Order No. No PO Required

          REQUESTED SERVICE DATE : 03/30/2007   INITIAL TERM: 12 Months

                                                                           MONTHLY       NON-      EXTENDED        EXTENDED
                                                                          RECURRING   RECURRING     MONTHLY     NON-RECURRING
                                      DESCRIPTION*           IDC    QTY     COST         COST        FEES           FEES
                                ------------------------   ------   ---   ---------   ---------   -----------   -------------
NEW SERVICES

1    FH-VDC-FULL-RAW-CAGE-BO2   VDC Raw Space (No          Boston     6   $   *            *           *              *
                                Power/No Rack)Full Cage
                                in BO2

3    FH-PWR-20A120-L5-P1-BO2    20A-120V-L5-20 in BO2      Boston    39   $   *            *           *              *

5    FH-PWR-60A208-P1-BO2       60A-208V in BO2            Boston     2       *            *           *              *

6    BRH-BW-ASSET-FE            BRH - FastE Line           Boston     1       *            *           *              *
                                Asset

7    BRH-BW-ASSET-ML2-FE        BRH - Multiline Fast       Boston     1       *            *           *              *
                                Ethernet Line Asset

9    EXO-BW-BASE-U30            Bandwidth Base - 30 Mbps   Boston     1       *            *           *              *

10   EXO-TELCO-PC-T1            Recurring charge for T1    Boston     6       *            *           *              *
                                local loop from CO to
                                Exodus

11   EXO-TELCO-ENTR-DS3         Entrance Facility DS-3     Boston     1   $   *            *           *              *
                                                                                                  -----------       -----
     GROUP TOTAL                                                                                  $    *              *
                                                                                                  ===========       =====

CANCEL SERVICES

43   EXO-BW-BASE-U30            Bandwidth Base - 30 Mbps   Boston    -1   $   *            *           *              *



                                      Customer's Initials /s/ JM
                                                          ----------------------
                                                     Order Form: 1-1YG4MA Rev: 1
                          Proprietary and Confidential               Page 1 of 5

          Confidential Material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ORDER FORM

                                                                           MONTHLY       NON-      EXTENDED        EXTENDED
                                                                          RECURRING   RECURRING     MONTHLY     NON-RECURRING
                                      DESCRIPTION*           IDC    QTY     COST         COST        FEES           FEES
                                ------------------------   ------   ---   ---------   ---------   -----------   -------------
CANCEL SERVICES

45   EXO-TELCO-PC-T1            Recurring charge for T1    Boston    -4   $   *           *            *              *
                                local loop from CO to
                                Exodus

49   EXO-TELCO-PC-T1            Recurring charge for T1    Boston    -2   $   *           *            *              *
                                local loop from CO to
                                Exodus

50   EXO-PWR-20A120P1           20A-120V-L5-20..           Boston    -7   $   *           *            *              *

56   BRH-VDC-FULL-CAG           Business Ready Hosting     Boston    -4   $   *           *            *              *
                                for VDC Full-Cage

60   EXO-PWR-60A208P1           60A-208V.                  Boston    -2   $   *           *            *              *

63   BRH-BW-ASSET-ML2-FE        BRH - Multiline Fast       Boston    -1   $   *           *            *              *
                                Ethernet Line Asset

64   EXO-TELCO-PC-DS3           Recurring charge for DS3   Boston    -1   $   *           *            *              *
                                local loop from CO to
                                Exodus

66   EXO-FH-VDCCage             VDC - Cage                 Boston    -2   $   *           *            *              *

68   EXO-PWR-20A120P1           20A-120V-L5-20..           Boston    -1   $   *           *            *              *

69   EXO-PWR-20A120P1           20A-120V-L5-20..           Boston    -7   $   *           *            *              *

     Variable Usage above Base

     EXO-BW-BASE-UV             Variable Bandwidth         Boston         $   *
                                Price/Mbps Above Base
                                                                                                  -----------       -----
     GROUP TOTAL                                                                                       *              *
                                                                                                  ===========       =====

All Currencies are in USD.


                                      Customer's Initials /s/ JM
                                                          ----------------------
                                                     Order Form: 1-1YG4MA Rev: 1
                          Proprietary and Confidential               Page 2 of 5

          Confidential Material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ORDER FORM

ORDER FORM TERMS AND CONDITIONS:

(1) Customer hereby orders and SAVVIS Communications Corporation ("SAVVIS") hereby agrees to provide the services, hardware and/or software described in this Order Form (also known as a "Service Order") (collectively, "the Services").

(2) THE SERVICES ARE PROVIDED PURSUANT TO THE TERMS AND CONDITIONS OF THIS ORDER FORM AND THE TERMS AND CONDITIONS OF THE FOLLOWING SAVVIS DOCUMENTS:

     a) Service Schedule(s), SAVVIS Service Guide, Service Addenda including any applicable Specification Sheet(s), SLA(s), and/or Statement(s) of work signed by Customer and SAVVIS.

     b) The appropriate services agreement between Customer and SAVVIS whether it be a Master Services Agreement or any predecessor agreement under which services are still currently being provided. A service order does not constitute a predecessor agreement for purposes of this section.

(3) The Customer representative signing below hereby acknowledges and agrees that in the event that Customer does not issue a purchase order prior to the requested service date, this Order Form shall serve as Customer's purchase order. Customer further acknowledges that any additional or conflicting terms and conditions contained in Customer's purchase order shall not be applicable to the services to be provided hereunder, even if SAVVIS uses such purchase order for invoicing purposes.

(4) Unless this Order Form is executed by Customer and accepted by SAVVIS (i) within thirty (30) days after its creation date (as indicated herein) or
     (ii) after the time period for which this Order Form is valid; this Order Form shall automatically expire and be rendered void. Without limiting any other SAVVIS right, acceptance of this Order Form is subject to SAVVIS credit approval.

(5) If the Customer and/or its end users delay the Installation Date for the Services beyond ninety (90) days of Customer's signature of this Order Form and the parties have not agreed in writing to extend the Installation Date, then SAVVIS has the right to charge Customer a fee equivalent to one (1) month recurring charges as set forth in this Order Form (or * percent (*%) of the aggregate annualized value of the Order Form in the event a material portion of the Services do not contain monthly recurring charges).


                                      Customer's Initials /s/ JM
                                                          ----------------------
                                                     Order Form: 1-1YG4MA Rev: 1
                          Proprietary and Confidential               Page 3 of 5

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

ORDER FORM

(6) Customer shall have the right to terminate this Service Order at any time, with or without casue, upon thirty (30) days prior written notice, provided that in the event Customer terminates this Service Order during the first * (*) months of the Initial Term (i.e. *), Customer shall be liable for the cumulative total of the balance of *% of all monthly charges remaining through the end of the Initial Term plus any charges accrued but unpaid as of the effective date of termination. In the event Customer terminates this Service Order during the remainder of the Initial Term (i.e. effective on or after *), Customer shall not be liable for any early termination charge except that Customer shall pay for charges accrued but unpaid as of the effective date of termination. Notwithstanding anything to the contrary, the effective date of this Service Order shall be March 30, 2007.

     The provisions of this Item 6 shall supersede any conflicting items and conditions in a prior Order Form and the applicable services agreement.


                                      Customer's Initials /s/ JM
                                                          ----------------------
                                                     Order Form: 1-1YG4MA Rev: 1
                          Proprietary and Confidential               Page 4 of 5

ORDER FORM

(7) Customer shall have ten (10) calendar days from the date SAVVIS notifies Customer that the applicable services are installed and operational ("Installation Date") to confirm acceptance of such services via an executed Customer Acceptance Form ("CAF"). In the event Customer does not return the CAF to SAVVIS in accordance with this paragraph at SAVVIS' sole option, either (i) the CAF will be deemed accepted or (ii) SAVVIS may terminate the applicable Services without liability or further obligation, and Customer will be charged, and Customer agrees to pay for, any and all set-up fees, de-installation fees or charges for Services terminated.

(8) SAVVIS may increase the rates associated with existing co-location facility services at any time after twelve months of the initial Installation Date for such Service in order to pass through increases in such Service's underlying power facility costs by notifying Customer at least thirty (30) days prior to the effective date of such rate change. For Services where the price stated on the Service Order includes charges for both space and power, forty-five percent (45%) of the aggregate charges will be considered power charges for purposes of calculating any such rate increase.

(9) THERE ARE IMPORTANT TERMS AND CONDITIONS, WARRANTY DISCLAIMERS, LIABILITY LIMITATIONS AND SERVICES DESCRIPTIONS CONTAINED IN THE APPLICABLE SERVICES AGREEMENTS, SERVICE SCHEDULES, AND SERVICE ADDENDA (INCLUDING SPECIFICATION SHEETS AND/OR STATEMENTS OF WORK) ("CONTRACT DOCUMENTS"). DO NOT SIGN THIS ORDER FORM UNTIL YOU HAVE READ ALL THE TERMS OF THE CONTRACT DOCUMENTS THAT PERTAIN TO THIS ORDER. YOUR SIGNATURE BELOW INDICATES YOU HAVE READ THE TERMS OF THIS ORDER FORM AND THE ADDITIONAL TERMS IN THE CONTRACT DOCUMENTS AND AGREE TO BE BOUND BY THEM.

CUSTOMER                                SAVVIS COMMUNICATIONS CORPORATION


Signature: /s/ JAMES M. MACDONALD       Signature:
           --------------------------              -----------------------------
Print Name: JAMES M. MACDONALD          Print Name:
Title: CHIEF OPERATING OFFICER                      ----------------------------
Date: APRIL 30, 2007                    Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                      Customer's Initials
                                                          ----------------------
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